Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Sophia Hong	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS

Fourth QUARTER AND FULL YEAR 2022 RESULTS

•	Revenue Increases 28.1% for the Full Year 2022 Compared to the Full Year 2021; Q4 2022 Revenue Increases 24.1% Compared to Q4 2021
•	Gross Margin Expands to 69.4% / 70.0% for Q4 2022 on a GAAP / Non-GAAP Basis, from 64.2% / 65.1%, respectively, for Q4 2021
•	Net Income Improves to $0.37 / $0.49 Per Diluted Share for Q4 2022 on a GAAP / Non-GAAP Basis, Compared to $0.20 / $0.32, respectively, for Q4 2021
•	Full Year 2022 Net Income increases to $1.27 / $1.75 Per Diluted Share on a GAAP / Non-GAAP Basis, Compared to $0.67 / $1.06, respectively, for the Full Year 2021

* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. Additional information relating to these measures is included below in “Non-GAAP Financial Measures.” For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

HILLSBORO, OR – February 13, 2023 – Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, announced financial results today for the fiscal fourth quarter and full year ended December 31, 2022.

Jim Anderson, president and CEO, said, "We grew revenue 28% for the full year 2022, with continued strong growth in our strategic segments of industrial and automotive, and communications and computing. We delivered 86% annual growth in net income on a GAAP basis and 64% on a non-GAAP basis. In December, we launched the Lattice Avant™ platform, which doubles our addressable market and creates new greenfield growth opportunities. As we begin 2023, while we’re certainly not immune to any macro-economic challenges impacting the industry, the Company is well positioned in secular growth markets, with an expanding product portfolio, accelerating customer momentum and strong financial execution."

Sherri Luther, CFO, said, "In Q4 2022, revenue increased 24%, marking the eleventh consecutive quarter of sequential growth. We achieved record operating profit of 30.7% on a GAAP basis and 40.2% on a non-GAAP basis, while driving gross margin expansion of 520 basis points on a GAAP basis and 490 basis points on a non-GAAP basis compared to Q4 2021. We generated a record level of cash flow from operations, with a 42% increase compared to the prior year. In addition, since beginning our share repurchase program nine quarters ago, we have repurchased approximately 3.6 million shares, with 290,000 shares repurchased in Q4 2022."

Selected Fourth Quarter and Full Year 2022 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Financial Results (unaudited)
	Q4 2022	Q3 2022	Q4 2021	Q/Q	Y/Y	FY 2022	FY 2021	FY/FY
Revenue	$ 175,960	$ 172,509	$ 141,795	2.0%	24.1%	$ 660,356	$ 515,327	28.1%
Gross Margin %	69.4%	68.8%	64.2%	60 bps	520 bps	68.5%	62.4%	610 bps
R&D Expense %	19.8%	20.2%	21.3%	(40) bps	(150) bps	20.6%	21.4%	(80) bps
SG&A Expense %	18.4%	18.5%	20.2%	(10) bps	(180) bps	18.5%	20.5%	(200) bps
Operating Expenses	$ 68,050	$ 69,930	$ 61,244	(2.7)%	11.1%	$ 264,683	$ 220,859	19.8%
Income from Operations	$ 54,016	$ 48,802	$ 29,836	10.7%	81.0%	$ 187,367	$ 100,816	85.9%
Net Income	$ 51,913	$ 46,359	$ 28,532	12.0%	81.9%	$ 178,882	$ 95,922	86.5%
Net Income per Share - Basic	$ 0.38	$ 0.34	$ 0.21	$ 0.04	$ 0.17	$ 1.30	$ 0.70	$ 0.60
Net Income per Share - Diluted	$ 0.37	$ 0.33	$ 0.20	$ 0.04	$ 0.17	$ 1.27	$ 0.67	$ 0.60

	Non-GAAP* Financial Results (unaudited)
	Q4 2022	Q3 2022	Q4 2021	Q/Q	Y/Y	FY 2022	FY 2021	FY/FY
Revenue	$ 175,960	$ 172,509	$ 141,795	2.0%	24.1%	$ 660,356	$ 515,327	28.1%
Gross Margin %	70.0%	69.5%	65.1%	50 bps	490 bps	69.1%	63.2%	590 bps
R&D Expense %	16.8%	17.1%	18.0%	(30) bps	(120) bps	17.4%	18.4%	(100) bps
SG&A Expense %	13.1%	12.6%	13.9%	50 bps	(80) bps	13.0%	14.6%	(160) bps
Operating Expenses	$ 52,469	$ 51,342	$ 45,752	2.2%	14.7%	$ 200,997	$ 170,022	18.2%
Income from Operations	$ 70,653	$ 68,512	$ 46,609	3.1%	51.6%	$ 255,363	$ 155,758	63.9%
Net Income	$ 68,367	$ 66,492	$ 45,345	2.8%	50.8%	$ 246,679	$ 150,864	63.5%
Net Income per Share - Basic	$ 0.50	$ 0.48	$ 0.33	$ 0.02	$ 0.17	$ 1.80	$ 1.10	$ 0.70
Net Income per Share - Diluted	$ 0.49	$ 0.48	$ 0.32	$ 0.01	$ 0.17	$ 1.75	$ 1.06	$ 0.69

Fourth Quarter and Full Year 2022 Highlights:

•	Revenue Growth: Q4 2022 revenue increased 24% year-over-year, marking the eleventh consecutive quarter of sequential growth. Revenue for the full year 2022 increased 28% compared to 2021.
•	Margin Expansion: Gross margin expanded 520 basis points on a GAAP basis and 490 basis points on a non-GAAP basis compared to Q4 2021. For the full year 2022, gross margin expanded 610 basis points on a GAAP basis and 590 basis points on a non-GAAP basis compared to 2021.
•	Successful Lattice Avant™ Launch: Lattice launched its newest power-efficient FPGA platform, Lattice Avant™, significantly expanding its product portfolio, doubling the addressable market and creating new greenfield revenue growth opportunities.
•	Lattice Receives Multiple Industry Awards: For the third year in a row, Lattice received the Global Semiconductor Alliance (GSA) Most Respected Public Semiconductor Company Award. Lattice won the 2022 SEAL Sustainability Award and was a 2023 BIG Innovation Awards winner for the Lattice Avant™ FPGA platform.
•	2023 Analyst and Investor Day: Lattice Semiconductor expects to hold its 2023 Analyst and Investor Day on Monday, May 15, 2023 at Nasdaq's MarketSite in Times Square, New York City.

Business Outlook - First Quarter of 2023:

•	Revenue for the first quarter of 2023 is expected to be between $175 million and $185 million.
•	Gross margin percentage for the first quarter of 2023 is expected to be 70% plus or minus 1% on a non-GAAP basis.
•	Total operating expenses for the first quarter of 2023 are expected to be between $53 million and $55 million on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the first quarter of 2023, certain items that affect GAAP measurement of financial measures for gross margin percentage and total operating expenses is not accessible on a forward-looking basis because such items cannot be reasonably predicted without unreasonable efforts due to the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures. Consequently, the Company is unable to provide a reasonable estimate of GAAP measurement for non-GAAP gross margin percentage or non-GAAP total operating expenses for first quarter guidance or a corresponding reconciliation to GAAP for the quarter. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Investor Conference Call / Webcast Details:

Lattice Semiconductor will review the Company's financial results for the fiscal fourth quarter and full year 2022, and business outlook on Monday, February 13 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-877-407-3982 or 1-201-493-6780 with conference identification number 13735470. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to our market position in secular growth markets; the size of our addressable market, new greenfield growth opportunities; our product portfolio expansion; accelerating customer momentum; strong financial execution; and the statements under the heading “Business Outlook - First Quarter of 2023.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Estimates of future revenue are inherently uncertain due to such factors such as global economic conditions which may affect customer demand, pricing and inflationary pressures, competitive actions, and international trade disputes and sanctions. In addition, the ongoing COVID-19 pandemic continues to impact the overall economy and, as a result of the foregoing, may negatively impact our operating results for future periods. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes. Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those described in Item 1A in Lattice’s most recent Annual Report on Form 10-K and as may be supplemented from time-to-time in Lattice’s other filings with the Securities and Exchange Commission, all of which are expressly incorporated herein by reference.

Further economic and market disruptions from COVID-19 may increase or change the severity of our other risks reported in Item 1A in Lattice’s most recent Annual Report on Form 10-K. Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. New risk factors emerge from time to time and it is not possible for Lattice’s management to predict all risk factors. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP, including non-GAAP gross margin, gross margin percentage, R&D expense, SG&A expense, operating expenses, income from operations, other (expense) income, net, income tax expense, net income, net income per share – basic, and net income per share - diluted. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation and related tax effects, litigation expense outside the ordinary course of business, amortization of acquired intangible assets, restructuring plans and other charges, and the estimated tax effect of these items. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.

The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data.

These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

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Lattice Semiconductor Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	December 31,	October 1,	January 1,	December 31,	January 1,
	2022	2022	2022	2022	2022
Revenue	$175,960	$172,509	$141,795	$660,356	$515,327
Cost of sales	53,894	53,777	50,715	208,306	193,652
Gross margin	122,066	118,732	91,080	452,050	321,675
Operating expenses:
Research and development	34,779	34,820	30,229	135,767	110,518
Selling, general, and administrative	32,355	31,926	28,646	122,076	105,617
Amortization of acquired intangible assets	870	869	804	3,778	2,613
Restructuring	46	2,315	394	2,551	940
Acquisition related charges	—	—	1,171	511	1,171
Total operating expenses	68,050	69,930	61,244	264,683	220,859
Income from operations	54,016	48,802	29,836	187,367	100,816
Interest expense	(1,280)	(1,267)	(657)	(4,146)	(2,738)
Other (expense) income, net	(24)	(820)	(68)	(1,109)	(452)
Income before income taxes	52,712	46,715	29,111	182,112	97,626
Income tax expense (benefit)	799	356	579	3,230	1,704
Net income	$51,913	$46,359	$28,532	$178,882	$95,922

Net income per share:
Basic	$0.38	$0.34	$0.21	$1.30	$0.70
Diluted	$0.37	$0.33	$0.20	$1.27	$0.67

Shares used in per share calculations:
Basic	137,095	137,267	137,048	137,321	136,619
Diluted	139,631	139,935	141,587	140,667	142,143

Lattice Semiconductor Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	January 1,
	2022	2022
Assets
Current assets:
Cash and cash equivalents	$145,722	$131,570
Accounts receivable, net	94,018	79,859
Inventories, net	110,375	67,594
Other current assets	29,052	22,328
Total current assets	379,167	301,351

Property and equipment, net	47,614	38,094
Operating lease right-of-use assets	17,590	23,818
Intangible assets, net	25,070	29,782
Goodwill	315,358	315,358
Other long-term assets	13,914	18,091
	$798,713	$726,494

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$42,036	$34,597
Accrued expenses	48,467	26,444
Accrued payroll obligations	36,870	27,967
Current portion of long-term debt	—	17,173
Total current liabilities	127,373	106,181

Long-term debt, net of current portion	128,752	140,760
Long-term operating lease liabilities, net of current portion	13,618	19,248
Other long-term liabilities	41,807	48,672
Total liabilities	311,550	314,861

Stockholders' equity	487,163	411,633
	$798,713	$726,494

Lattice Semiconductor Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended
	December 31,	January 1,
	2022	2022
Cash flows from operating activities:
Net income	$178,882	$95,922
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	55,530	46,475
Depreciation and amortization	29,323	24,429
Other non-cash adjustments	8,303	6,348
Net changes in assets and liabilities	(33,232)	(5,452)
Net cash provided by (used in) operating activities	238,806	167,722
Cash flows from investing activities:
Cash paid for business acquisition, net of cash acquired	—	(68,099)
Capital expenditures	(23,338)	(9,835)
Other investing activities	(11,594)	(11,862)
Net cash provided by (used in) investing activities	(34,932)	(89,796)
Cash flows from financing activities:
Proceeds from long-term debt, net of issuance costs	148,597	—
Repayment of long-term debt	(178,750)	(13,125)
Repurchase of common stock	(110,132)	(70,124)
Net cash flows related to stock compensation exercises	(47,787)	(45,364)
Net cash provided by (used in) financing activities	(188,072)	(128,613)
Effect of exchange rate change on cash	(1,650)	(75)
Net increase (decrease) in cash and cash equivalents	14,152	(50,762)
Beginning cash and cash equivalents	131,570	182,332
Ending cash and cash equivalents	$145,722	$131,570

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Interest paid	$3,973	$2,313
Income taxes paid, net of refunds	$4,621	$3,304

Lattice Semiconductor Corporation

Supplemental Historical Financial Information

(unaudited)

	Three Months Ended			Year Ended
	December 31,	October 1,	January 1,	December 31,	January 1,
	2022	2022	2022	2022	2022
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	49	53	51
Inventory Days (DIO)	187	159	122

Revenue% (by Geography)
Asia	65%	72%	71%	71%	74%
Americas	19%	13%	19%	15%	16%
Europe (incl. Africa)	16%	15%	10%	14%	10%

Revenue% (by End Market)
Communications and Computing	40%	41%	43%	42%	42%
Industrial and Automotive	51%	50%	42%	48%	44%
Consumer	6%	6%	9%	7%	10%
Licensing and Services	3%	3%	6%	3%	4%

Revenue% (by Channel)
Distribution	89%	90%	86%	89%	87%
Direct	11%	10%	14%	11%	13%

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	December 31,	October 1,	January 1,	December 31,	January 1,
	2022	2022	2022	2022	2022
Gross Margin Reconciliation
GAAP Gross margin	$122,066	$118,732	$91,080	$452,050	$321,675
Stock-based compensation - gross margin (1)	1,056	1,122	1,281	4,310	4,105
Non-GAAP Gross margin	$123,122	$119,854	$92,361	$456,360	$325,780

Gross Margin % Reconciliation
GAAP Gross margin %	69.4%	68.8%	64.2%	68.5%	62.4%
Cumulative effect of non-GAAP Gross Margin adjustments	0.6%	0.7%	0.9%	0.6%	0.8%
Non-GAAP Gross margin %	70.0%	69.5%	65.1%	69.1%	63.2%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	19.8%	20.2%	21.3%	20.6%	21.4%
Stock-based compensation - R&D (1)	(3.0)%	(3.1)%	(3.3)%	(3.2)%	(3.0)%
Non-GAAP R&D Expense %	16.8%	17.1%	18.0%	17.4%	18.4%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	18.4%	18.5%	20.2%	18.5%	20.5%
Stock-based compensation - SG&A (1)	(4.7)%	(4.9)%	(6.3)%	(5.1)%	(5.9)%
Litigation expense (2)	(0.6)%	(1.0)%	—%	(0.4)%	—%
Non-GAAP SG&A Expense %	13.1%	12.6%	13.9%	13.0%	14.6%

Operating Expenses Reconciliation
GAAP Operating expenses	$68,050	$69,930	$61,244	$264,683	$220,859
Stock-based compensation - operations (1)	(13,584)	(13,758)	(13,658)	(54,119)	(46,113)
Litigation expense (2)	(1,081)	(1,646)	—	(2,727)	—
Amortization of acquired intangible assets	(870)	(869)	(804)	(3,778)	(2,613)
Restructuring and other charges (3)	(46)	(2,315)	(1,030)	(3,062)	(2,111)
Non-GAAP Operating expenses	$52,469	$51,342	$45,752	$200,997	$170,022

Income from Operations Reconciliation
GAAP Income from operations	$54,016	$48,802	$29,836	$187,367	$100,816
Stock-based compensation - gross margin (1)	1,056	1,122	1,281	4,310	4,105
Stock-based compensation - operations (1)	13,584	13,758	13,658	54,119	46,113
Litigation expense (2)	1,081	1,646	—	2,727	—
Amortization of acquired intangible assets	870	869	804	3,778	2,613
Restructuring and other charges (3)	46	2,315	1,030	3,062	2,111
Non-GAAP Income from operations	$70,653	$68,512	$46,609	$255,363	$155,758

Income from Operations % Reconciliation
GAAP Income from operations %	30.7%	28.3%	21.0%	28.4%	19.6%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	9.5%	11.4%	11.9%	10.3%	10.6%
Non-GAAP Income from operations %	40.2%	39.7%	32.9%	38.7%	30.2%

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	Legal expenses associated with the defense of claims that are outside the ordinary course of business that were brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.
(3)	Other charges includes Acquisition related charges in 2021 YTD of $1.2 million.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	December 31,	October 1,	January 1,	December 31,	January 1,
	2022	2022	2022	2022	2022
Other (Expense) Income Reconciliation
GAAP Other (expense) income, net	$(24)	$(820)	$(68)	$(1,109)	$(452)
Loss on re-financing of long-term debt	4	735	—	739	—
Non-GAAP Other (expense) income, net	$(20)	$(85)	$(68)	$(370)	$(452)

Income Tax Expense (Benefit) Reconciliation
GAAP Income tax expense (benefit)	$799	$356	$579	$3,230	$1,704
Estimated tax effect of non-GAAP adjustments (4)	187	312	(40)	938	—
Non-GAAP Income tax expense (benefit)	$986	$668	$539	$4,168	$1,704

Net Income Reconciliation
GAAP Net income	$51,913	$46,359	$28,532	$178,882	$95,922
Stock-based compensation - gross margin (1)	1,056	1,122	1,281	4,310	4,105
Stock-based compensation - operations (1)	13,584	13,758	13,658	54,119	46,113
Litigation expense (2)	1,081	1,646	—	2,727	—
Amortization of acquired intangible assets	870	869	804	3,778	2,613
Restructuring and other charges (3)	46	2,315	1,030	3,062	2,111
Loss on re-financing of long-term debt	4	735	—	739	—
Estimated tax effect of non-GAAP adjustments (4)	(187)	(312)	40	(938)	—
Non-GAAP Net income	$68,367	$66,492	$45,345	$246,679	$150,864

Net Income Per Share Reconciliation
GAAP Net income per share - basic	$0.38	$0.34	$0.21	$1.30	$0.70
Cumulative effect of Non-GAAP adjustments	0.12	0.14	0.12	0.50	0.40
Non-GAAP Net income per share - basic	$0.50	$0.48	$0.33	$1.80	$1.10

GAAP Net income per share - diluted	$0.37	$0.33	$0.20	$1.27	$0.67
Cumulative effect of Non-GAAP adjustments	0.12	0.15	0.12	0.48	0.39
Non-GAAP Net income per share - diluted	$0.49	$0.48	$0.32	$1.75	$1.06

Shares used in per share calculations:
Basic	137,095	137,267	137,048	137,321	136,619
Diluted	139,631	139,935	141,587	140,667	142,143

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	Legal expenses associated with the defense of claims that are outside the ordinary course of business that were brought against the Company by Steven A.W. De Jaray, Perienne De Jaray and Darrell R. Oswalde.
(3)	Other charges includes Acquisition related charges in 2021 YTD of $1.2 million.
(4)	We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”